Exhibit 99.1

Amex GBT Provides CWT Acquisition Update:

Transaction Now Expected to Close in the First Quarter of 2025

New York – Tuesday, July 30, 2024 – American Express Global Business Travel, which is operated by Global Business Travel Group, Inc. (NYSE: GBTG) (“Amex GBT” or the “Company”), a leading software and services company for travel, expense and meetings & events, has today announced it now expects its proposed acquisition of CWT, a global business travel and meeting solutions provider, to close in the first quarter of 2025.

Amex GBT continues to work collaboratively with regulatory authorities including the U.K. Competition and Markets Authority (“CMA”) and the Antitrust Division of the U.S. Department of Justice in their review of the transaction. The CMA also confirmed today that it intends to continue its review of the transaction in a Phase 2 investigation.

Amex GBT will continue to work with the regulatory authorities to demonstrate how the acquisition of CWT will create synergies and provide greater capacity for investment and innovation. It will also create more choice for customers and more efficient distribution for suppliers while maintaining a highly competitive environment for business travel services.

Eric J. Bock, Amex GBT’s Chief Legal Officer and Global Head of M&A, said: “We believe that a comprehensive Phase 2 analysis will demonstrate that the proposed transaction would result in many customer and supplier benefits, and that the business travel industry would remain highly competitive. In fact, as we’ve seen existing travel management companies grow and new tech-led companies enter the industry in recent years, we believe competition will continue to intensify.”

About Amex GBT

Amex GBT is a leading software and services company for travel, expense, and meetings & events. We have built the most valuable marketplace in travel with the most comprehensive and competitive content. A choice of solutions brought to you through a strong combination of technology and people, delivering the best experiences, proven at scale. With travel professionals and business partners in more than 140 countries, our solutions deliver savings, flexibility, and service from a brand you can trust – Amex GBT.

Visit amexglobalbusinesstravel.com for more information about Amex GBT. Follow @amexgbt on X, LinkedIn and Instagram.

Contacts

Investors:

Jennifer Thorington

Vice President Investor Relations

investor@amexgbt.com

Media:

Martin Ferguson

Vice President Global Communications and Public Affairs

martin.ferguson@amexgbt.com

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding our financial position, business strategy, and the plans and objectives of management for future operations and full-year guidance. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the transaction, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine and the conflicts in the Middle East, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the decisions of market data providers, indices and individual investors; (12) the outcome of any legal proceedings that may be instituted against Amex GBT or CWT following the announcement of the transaction; (13) the inability to complete the transaction; (14) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transaction; (15) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction; (16) the inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (17) costs related to the transaction; (18) risks related to the business of CWT or unexpected liabilities that arise in connection with the transaction or the integration with CWT; (19) the risk that the assumptions, estimates and estimated adjustments described in this communication may prove to be inaccurate; and (20) other risks and uncertainties described in the Company's Form 10-K, filed with the SEC on March 13, 2024, and in the Company's other SEC filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.